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                                                                   Exhibit 10.30

                                                                  EXECUTION COPY

THE WARRANT REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON FEBRUARY 22, 2001, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                VIA WIRELESS, LLC

          MEMBERSHIP INTEREST PURCHASE WARRANT AND REPURCHASE AGREEMENT

Date of Issuance: February 22, 2001

         FOR VALUE RECEIVED, VIA Wireless, LLC, a California limited liability company (the "COMPANY"), hereby grants to UbiquiTel Operating Company (the "PURCHASER"), or its permitted assigns (the Purchaser and/or any Person or Persons to whom the Purchaser has assigned this Warrant pursuant to SECTION 10 hereof is referred to as the "HOLDER"), the right to purchase from the Company 244,189 of the Company's Common Units, at a price per Unit of $0.0001 (as adjusted from time to time hereunder, the "EXERCISE PRICE"). The Company's Common Units of Membership Interests outstanding at any time are herein collectively referred to as "MEMBERSHIP UNITS" and individually as a "MEMBERSHIP UNIT." The Company's Common Units of Membership Interest issuable or issued upon exercise of this Warrant are herein collectively referred to as the "WARRANT UNITS" and individually as a "WARRANT UNIT." This Warrant and any warrants issued in exchange therefor are collectively referred to herein as the "WARRANTS." Certain capitalized terms used herein are defined in SECTION 8 hereof. This Warrant is issued pursuant to a Revolving Credit and Term Loan Agreement of even date between the Company and the Purchaser ("CREDIT AGREEMENT"). Capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Credit Agreement.

         The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

         This Warrant is subject to the following provisions:

         Section 1.  EXERCISE OF WARRANT.

                  1A.      VESTING. This Warrant shall vest, and the Holder may
exercise this Warrant, in whole or in part, to purchase up to (i) one third of the Warrant Units at any time and from time to time after the date that is six months from the Date of Conversion (as defined in Section 8 below) to and including the tenth anniversary of the Date of Conversion (the "FIRST EXERCISE PERIOD"), (ii) a total of two thirds of the Warrant Units (less any Warrant Units acquired upon any exercise of this Warrant during the First Exercise Period) at any time and from time to time after the date that is twelve months from the Date of Conversion to and including the tenth anniversary of the Date of Conversion (the "SECOND EXERCISE PERIOD"), and (iii) all of the Warrant Units (less any Warrant Units acquired upon any previous exercise of this Warrant) at any time and from time to time after the date that is eighteen months from the Date of Conversion to and including the tenth anniversary of the Date of Conversion (the "THIRD EXERCISE PERIOD"), provided, however, that no Warrant Units will vest after the Company repays in full all Obligations owing to the Purchaser. The First Exercise Period, the Second Exercise Period and the Third Exercise Period are individually referred to as "EXERCISE PERIODS" or an "EXERCISE PERIOD." If, during any Exercise Period, the Company enters into a definitive agreement to consummate an Organic Change (as defined in Section 2D below) and such definitive agreement provides for the payment in full of all Obligations at the closing thereunder, then such Exercise Period (the "ORGANIC CHANGE EXERCISE PERIOD")

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shall end 90 days after the date on which it would have expired but for such definitive agreement. This Warrant may not be exercised during such Organic Change Exercise Period. If the Company consummates the Organic Change contemplated by such definitive agreement prior to the end of such Organic Change Exercise Period, and upon closing of such Organic Change transaction, all Obligations are paid in full, then this Warrant shall terminate and any unvested or vested but unexercised rights shall be forfeited. If (a) such definitive agreement is terminated at any time, or (b) at the end of such Organic Change Exercise Period, the Obligations have not been paid in full (whether or not the Organic Change transaction has been consummated), then (x) this Warrant shall be deemed exercisable with respect to the Units that vest at the end of the Organic Change Exercise Period (y) the next succeeding Exercise Period shall be deemed to have commenced in accordance with the first sentence of this Section 1A, without regard for any extension granted by virtue of an Organic Change transaction, and (z) no further extension in any Exercise Period shall be granted to accommodate any successive Organic Change transactions.

                  1B.      EXERCISE PROCEDURE.

                           (i)      This Warrant shall be deemed to have been
exercised when the Company has received all of the following items (the "EXERCISE TIME"):

                                    (a)      a completed Exercise Notice, as
described in SECTION 1C below, executed by the Person exercising all or part of this Warrant;

                                    (b)      this Warrant;

                                    (c)      if this Warrant is not registered
in the name of the Purchaser, an Assignment or Assignments in the form set forth in EXHIBIT II hereto evidencing the assignment of this Warrant to the Holder, in which case the Holder shall have complied with the provisions set forth in
SECTION 10 hereof;

                                    (d)      a check payable to the Company in
an amount equal to the product of the Exercise Price multiplied by the number of Units being purchased upon such exercise; and

                                    (e)      the signature of the exercising
Holder to an amendment to the Operating Agreement in the form attached as
EXHIBIT 1B(e) hereto, whereby, INTER ALIA Holder agrees to become party to and be bound by all of the terms and conditions of the Operating Agreement, as amended, and the Members agree that the Holder shall be entitled to preemptive rights with respect to the issuance of Membership Units to any Affiliate.

                           (ii)     Certificates for (or other evidence of)
Warrant Units purchased upon exercise of this Warrant shall be delivered by the Company to the Holder within five Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                           (iii)    The Warrant Units issuable upon the exercise
of this Warrant shall be deemed to have been issued to the Holder at the Exercise Time, and the Holder shall be deemed for all purposes to have become the record Holder of such Warrant Units at the Exercise Time.

                           (iv)     The issuance of certificates for Warrant
Units (if such securities are certificated) upon exercise of this Warrant shall be made without charge to the Holder for any issuance


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tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Units. Each Warrant Unit issuable upon exercise of this Warrant shall, upon payment of the Exercise
Price therefor, be free from all taxes and Liens.

                           (v)      The Company shall not close its books
against the transfer of this Warrant or of any Warrant Unit issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                           (vi)     The Company shall assist and cooperate with
any Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

                           (vii)    Notwithstanding any other provision hereof,
if an exercise of any portion of this Warrant is to be made in connection with a registered public offering of securities of the Company or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the Holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

                           (viii)   The Company shall at all times assure that,
pursuant to the terms of the Operating Agreement, it may issue Warrant Units upon any exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that Warrant Units may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Warrant Units may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                  1C.      EXERCISE NOTICE. Upon any exercise of this Warrant,
the Exercise Notice shall be substantially in the form set forth in EXHIBIT I hereto, except that if Warrant Units are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Notice shall also state the name of the Person to whom the certificates for (or other evidence of) Warrant Units are to be issued, and if the number of Warrant Units to be issued does not include all the Warrant Units purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Notice shall be dated the actual date of execution thereof.

                  1D.      EFFECT OF EXERCISE. Upon exercise of this Warrant,
the Company shall stamp "EXERCISED" on the face of this Warrant and return the original Warrant to the Holder, it being understood that all of the Holders' and the Company's rights and obligations under this Warrant shall survive the exercise hereof.

         Section 2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT UNITS. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this SECTION 2, and the number of Warrant Units issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
SECTION 2.

                 2A.       ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF UNITS
UPON ISSUANCE OF MEMBERSHIP INTERESTS.

                           (i)      If and whenever on or after the Date of
Issuance the Company issues or sells, or in accordance with SECTION 2B is deemed to have issued or sold, any Units to a Current Member or any Affiliate for a consideration per share less than the Fair Market Value on the date of issuance of such Units (as such amount is proportionately adjusted for splits, combinations, dividends and


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recapitalizations affecting the Membership Units after the Date of Issuance, the "BASE PRICE"), then immediately upon such issue or sale the Exercise Price shall be reduced to an Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issue or sale (or deemed issue or sale) by a fraction, the numerator of which shall be the lowest net price per unit at which such Membership Units have been issued or sold or are deemed to have been issued or sold and the denominator of which shall be the Base Price in effect immediately prior to such issue or sale (or deemed issue or sale); and

                           (ii)     Upon each such adjustment of the Exercise
Price hereunder, the aggregate number of Warrant Units acquirable upon exercise of this Warrant shall be adjusted to a number determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Units acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                           (iii)    Notwithstanding the foregoing, there shall
be no adjustment to the Exercise Price or the number of Warrant Units obtainable pursuant to this Warrant with respect to any Warrant Units issued on or before the date of an adjustment as provided in this Section 2A.


                  2B.      EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For
purposes of determining the adjusted Exercise Price for any issuance to a Current Member or any Affiliate under SECTION 2A, the following shall be applicable:

                           (i)      ISSUANCE OF RIGHTS OR OPTIONS. If the
Company in any manner grants or sells any Options to a Current Member or Affiliate and the lowest price per unit for which any Membership Unit is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Base Price in effect immediately prior to the time of the granting or sale of such Options, then such Membership Unit shall be deemed to have been issued and sold by the Company at such time for such price per unit. For purposes of this SUBSECTION 2B(i), the "lowest price per unit for which any Membership Unit is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any Membership Unit upon each of (1) the granting or sale of the Option, (2) the exercise of the Option and (3) the conversion or exchange of the Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Membership Unit or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Membership Unit upon conversion or exchange of such Convertible Securities.

                           (ii)     ISSUANCE OF CONVERTIBLE SECURITIES. If the
Company in any manner issues or sells any Convertible Security to a Current Member or Affiliate and the lowest price per unit for which any Membership Unit is issuable upon conversion or exchange thereof is less than the Base Price in effect immediately prior to the time of such issue or sale of such Convertible Security, then such Membership Unit shall be deemed to have been issued and sold by the Company at such time for such price per unit. For the purposes of this SUBSECTION 2B(ii), the "lowest price per unit for which any Membership Unit is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any Membership Unit upon each of (1) the issuance of the Convertible Security and (2) the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Membership Unit upon conversion or exchange of such Convertible Securities, and, if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this SECTION 2B, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale of such Convertible Security.


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                           (iii)    CHANGE IN OPTION PRICE OR CONVERSION RATE.
If the purchase price provided for in any Options issued pursuant to Subsection
(i) above, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities issued pursuant to Subsection (ii) above, or the rate at which any such Convertible Securities are convertible into or exchangeable for Membership Units change at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Units shall be correspondingly adjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to all Holders of the Warrants.

                           (iv)     TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Units acquirable hereunder shall be adjusted immediately to the Exercise Price and the number of Warrant Units which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all Holders of the Warrants.

                           (v)      CALCULATION OF CONSIDERATION RECEIVED. If
any Membership Units, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount of cash received by the Company therefor. If any Membership Units, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash deemed to be received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration deemed to be received by the Company shall be the fair market price thereof as of the date of receipt (as determined in good faith by the Membership Committee of the Company). In case any Membership Units, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Membership Units, Options or Convertible Securities, as the case may be. The "fair value" of any consideration other than cash or securities shall be determined jointly by the Company and the Majority Warrant Holders, pursuant to the procedure outlined in the definition of "Fair Market Value" in
Section 8 hereof.

                           (vi)     INTEGRATED TRANSACTIONS. In case any Option
is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for an aggregate consideration of $.01.

                           (vii)    TREASURY WARRANT UNITS. The number of
Membership Units outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issuance or sale of Membership Units.

                           (viii)   RECORD DATE. If the Company takes a record
of the Holders of Membership Units for the purpose of entitling them (a) to receive a distribution payable in Membership


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Units, Options or in Convertible Securities or (b) to subscribe for or purchase
Membership Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Membership Units deemed to have been issued or sold upon the making of such distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  2C.      SUBDIVISION OR COMBINATION OF MEMBERSHIP UNITS. If
the Company at any time subdivides (by any membership interest split, membership interest dividend, recapitalization or otherwise) one or more classes of its outstanding Membership Units into a greater number of units, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Units obtainable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse membership interest split or otherwise) one or more classes of its outstanding Membership Units into a smaller number of units, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units issuable upon exercise of this Warrant shall be proportionately decreased.

                  2D.      REORGANIZATION, RECLASSIFICATION, CONSOLIDATION,
MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets, sale of Membership Units, or other transaction, which in each case is effected in such a way that the Holders of Membership Units are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Membership Units is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any Organic Change whereby the Obligations will be paid in full, the Company shall give not less than ten (10) days' notice to each of the Holders, who shall thereafter have the right to exercise this Warrant as provided in Section 1A herein.

                  2E.      CERTAIN EVENTS. If any event occurs of the type
contemplated by the provisions of this SECTION 2 between the Company and any Current Member or Affiliate but not expressly provided for by such provisions (including, without limitation, the granting of equity appreciation rights, phantom equity rights or other rights with equity features to any Current Member or Affiliate), then the Company shall make an appropriate adjustment in the Exercise Price and the number of Warrant Units issuable upon exercise of this Warrant so as to protect the rights of the Holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Units obtainable as otherwise determined pursuant to this
SECTION 2.

                  2F.      NO AVOIDANCE. In the event the Company shall enter
into any transaction for the purpose of avoiding the provisions of this SECTION 2, the benefits provided by such provisions shall nevertheless apply and be preserved.

                  2G.      NOTICES.

                           (i)      Immediately upon any adjustment of the
Exercise Price, the Company shall give written notice thereof to each Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (ii)     The Company shall give written notice to
each Holder at least 20 days prior to the date on which the Company closes its books or takes a record (a) with respect to any distribution upon the Membership Interests, (b) with respect to any pro rata subscription offer to Holders of Membership Interests or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                           (iii)    The Company shall also give written notice
to each Holder at least 5 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.


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         Section 3.  DISTRIBUTIONS. If the Company declares or pays a distribution upon the Membership Units (including a distribution payable in Membership Units) then the Company shall pay to the Holder of this Warrant at the time of payment thereof the distribution which would have been paid to such Holder on the Warrant Units had this Warrant been fully exercised immediately prior to the date on which a record is taken for such distribution, or, if no record is taken, the date as of which the record Holders of Membership Units entitled to such distribution are to be determined.

         Section 4.  TAG-ALONG RIGHTS.

                (a) The Holder acknowledges that transfers of Membership Units (other than Warrant Units) is subject to restrictions in the Operating Agreement governing transfers and rights of first refusal. If any Current Member (the "SELLING CURRENT MEMBER"), proposes to transfer any of its Membership Units to a person who is not a party to this Agreement in a transaction that is not subject to the right of first refusal in the Operating Agreement, then at the option of any Holder, such Transfer shall include a number of Warrant Units issuable to such Holder on the same terms and conditions (including the same representations and warranties and the same covenants and agreements) as those applying to the Selling Current Member. Prior to effecting any Transfer subject to this Section 4, the Selling Current Member shall send a written notice of the terms of such prepared Transfer (the "TAG-ALONG NOTICE") to the Company and the Holders. At any time within fourteen
(14) days after receipt of the Tag-Along Notice, any Holder (a "PARTICIPATING HOLDER") may accept the offer included in the Tag-Along Notice for up to such number of Membership Units as is determined in accordance with the provisions of Section 4(b) below by furnishing written notice of such acceptance to the Selling Current Member and delivering to the Selling Current Member the certificate or certificates (if such Membership Units are certificated) representing the Membership Units to be Transferred pursuant to such offer by the Participating Holders, together with a limited power-of-attorney authorizing the Selling Current Member to sell or otherwise dispose of such Membership Units pursuant to the terms of such third party's offer.

                (b) Each Participating Holder shall have the right, pursuant to Section 4(a) hereof, to sell pursuant to the third party's offer a number of Membership Units (rounded down to the nearest whole number of shares) equal to the product of (i) the total number of Membership Units to be acquired by the third party, and (ii) a fraction, the numerator of which shall be the aggregate number of Membership Units then owned by such Participating Holder and the denominator of which shall be the aggregate number of outstanding Membership Units then owned collectively by the Selling Current Members and the Holders. The Selling Current Members shall reduce the number of Membership Units it is to sell accordingly to allow for the number of Membership Units of the Participating Holders to be sold.

                (c) Simultaneously with the consummation of the Transfer of the Membership Units held by the Selling Current Members and the Participating Holders to the third party pursuant to the third party's offer, the Selling Current Members shall notify the Participating Holders thereof and shall cause the third party purchaser to remit to the Participating Holders the total sale price for the Membership Units transferred by the Participating Holders to such third party. The Selling Current Members may deduct from the sale price payable to such Participating Holders pursuant to this Section 4 the Participating Holders' pro rata portion of the reasonable out-of-pocket fees and expenses payable by the Selling Current Members in respect of the completion of such sale, including, without limitation, brokers', legal and accounting fees and expenses.


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                (d)       Any Holder who has not accepted the offer contained
in the Tag-Along Notice within 14 days after receipt of such Tag-Along Notice shall be deemed to have waived any and all rights with respect to the Transfer of Membership Units described in the Tag-Along Notice. The Selling Current Members shall have three months from the date of the Tag-Along Notice to Transfer not more than the amount of Membership Units described in the Tag-Along Notice (plus any shares of any Participating Holders who have elected to be included in such Transfer), on terms not more favorable to the Selling Current Members than those set forth in the Tag-Along Notice.

         Section 5.  DRAG ALONG RIGHTS.

                  (a) If one or more Current Members who hold collectively not less than sixty-three percent (63%) or more of the Membership Units of the Company propose to sell all of their Membership Units (other than to an Affiliate) (a "SIGNIFICANT DRAG SALE"), the selling Members shall have the right to require each Holder to transfer all but not less than all of such Holder's Warrant Units (including those previously issued and those issuable upon exercise of the Warrant) to the same purchaser or purchasers and at the same price and on the same terms as those offered to the selling Members, provided, however, that no Holder shall be required to make any representations or warranties in connection with such transfer other than representations and warranties as to (i) such Holder's ownership of the Warrant Units to be transferred free and clear of all liens, claims and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require.

                  (b) The Company, on behalf of the selling Members, shall give each Holder at least thirty (30) days' prior written notice of any Significant Drag Sale as to which the selling Members intend to exercise their rights under Section 5. If the selling Members elect to exercise their rights under Section 5, each Holder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the selling Members in connection with consummating the Significant Drag Sale (including, without limitation, the voting of any Warrant Units or Membership Units of the Company to approve such Significant Drag Sale). At the closing of such Significant Drag Sale, each Holder shall deliver certificates for all Warrant Units to be sold by such Holder, duly endorsed for transfer, against payment of the appropriate purchase price.

         Section 6. PUT ARRANGEMENT FOR UNDERLYING UNITS AND PURCHASER MEMBERSHIP INTERESTS.

                  (i) At any time after the earliest to occur of (a) the fifth anniversary of the Date of Conversion and (b) the occurrence of an Event of Default, (each, a "TRIGGER EVENT"), and ending on the tenth anniversary following the Date of Conversion, any Holder may cause the Company to repurchase (the "PUT") all but not less than all of such Holder's Warrant Units at the Put Price by delivering a written notice (the "PUT NOTICE") to the Company.

                 (ii) Upon receipt of a Put Notice, the Company will deliver a copy thereof to each other Holder informing them of the date of delivery of such notice (the "DELIVERY DATE"), the number of Warrant Units then in existence on the Delivery Date, and that such Holder may elect to participate in the Put, and thereby to include all but not less than all of such Holder's Warrant Units in such repurchase by delivering written notice to the Company within 10 days of receipt of such notice from the Company.

                (iii) Upon the delivery of any Put Notice, the Company and the Holder or Holders of Warrant Units electing to participate in the exercise of the Put by delivering the notice referred to in SUBSECTION (ii) above (the "ELECTING HOLDERS") shall promptly (and in any event within 10 days after the


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Delivery Date) meet to determine the Put Price (including Fair Market Value) as defined in and pursuant to Section 8. The Company will be obligated to purchase all Warrant Units requested to be repurchased in the Put Notice and any notices delivered pursuant to SUBSECTION (ii) above (collectively, the "PUT UNITS") at a mutually agreeable time and place which will in no event be later than 90 days after the Delivery Date (the "PUT CLOSING"). Promptly upon determination of the Put Price and in no event less than 10 days prior to the date of the Put Closing, the Company will notify all Holders of the Warrant Units thereof, of the time and place of the Put Closing (the "CLOSING NOTICE"). An Electing
Holder may deliver to the Company all or any portion of the Warrant (rather than the aggregate Exercise Price thereof) held by such Holder in satisfaction of the sale of such Holder's Warrant Units hereunder, in which event the Put Price will be reduced by the aggregate Exercise Price of the Warrant(s) so delivered.

                 (iv) At any Put Closing, each Electing Holder shall deliver to the Company certificates representing the Put Units (or the Warrant) held by such Holder, as applicable, and the Company shall deliver to such Holder payment in the amount of the product of (x) the Put Price (subject to any applicable reduction pursuant to the last sentence of CLAUSE (iii) above) multiplied by (y) the number of Put Units owned by such Holder. Such payment may be made by cashier's or certified check or wire transfer of immediately available funds payable to each such Holder. The Company will, and will cause each of its Affiliates to, undertake Diligent Efforts (as defined below) during the 90-day period immediately following the Delivery Date of the Put Notice to finance the payment of the Put Price in accordance with this SECTION 6 so that the Put Price may be paid in full in cash, but only to the extent such financing can be obtained on commercially reasonable terms. Such "DILIGENT EFFORTS" shall include, but shall not be limited to, pursuing private or public offerings of equity or debt securities, financings or restructuring of the Company's debt or any Subsidiary's debt and other capitalization. In the event that, notwithstanding such Diligent Efforts, the Company is unable to purchase all of the Put Units at the Put Closing in cash within such 90-day period, the Company will at the Put Closing pay the maximum portion of the Put Price which the Company is legally able to pay in cash (the "Available Cash") and pay the remaining portion of the Put Price which the Company is not able to pay in cash by issuing to the Electing Holders promissory notes (the "Put Notes") accruing interest at an annual rate of 19% (payable quarterly) and payable in full on the earlier of (A) the third anniversary of the Put Closing or (B) the maturity date of the Senior Debt in an aggregate principal amount equal to such portion of the Put Price, and such Put Notes shall be subordinate in right of payment to the Senior Debt (if any Senior Debt is then outstanding) on terms and conditions no less favorable than to the holders of the Notes under the Credit Agreement. In such event, the Company will pay cash and Put Notes to each of the Electing Holders, pro rata according to the number of Put Units held by each such holder. During the 90-day periods commencing upon the first and second anniversaries of issuance of the Put Notes, to the extent the Put Notes have not been paid, the Company will, and will cause each of its Affiliates to, undertake Diligent Efforts to arrange debt and/or equity financing in order to retire the Put Notes for cash and will provide to the holders of Put Notes any information regarding the Company's efforts to obtain such financing as is reasonably requested by any such holder of Put Notes.

                  (v) The Company shall not be required to pay cash or property to repurchase Put Units to the extent the sole reason for not doing so is that it is prohibited from doing so under the California Limited Liability Company Act or other governing law; PROVIDED that the Company will take all reasonable steps necessary to make such payments under this SECTION 6, including without limitation reducing its capital and/or increasing its net assets (by re-appraisal or otherwise).

                 (vi) Notwithstanding anything contained herein to the contrary, if the Company is not able to pay the Put Price in full in cash within 90 days after the delivery of the Put Notice, the Majority Warrant Holders may rescind the Put at their election by delivering written notice to the Company within 30 days after the Company notifies each such Holder that it will be unable to pay the Put Price in full in cash. If the Company fails to satisfy its obligations pursuant to the Put, the Holders may pursue any and all rights and remedies at law or in equity.

                  (vii)   Notwithstanding the foregoing provisions of this
SECTION 6, this SUBSECTION (vii) shall apply in the event of an Organic Change transaction. The Company shall give the Holders at least 30 days prior written notice of any transaction that results in an Organic Change. If the Majority Warrant Holders deliver a Put Notice at least five days prior to such Organic Change transaction, the Put Closing shall be held on the same date as the closing of the Organic Change transaction and the Fair Market Value of the Company for purposes of calculating the Put Price shall be the product of (A) the highest price per Membership Unit paid (whether directly or indirectly by way of a purchase of assets of the Company) by an independent third party in such Organic Change transaction, multiplied times (B) the sum of the total number of Membership Interests outstanding as of the closing of the Organic Change transaction PLUS the number of Membership Interests issuable upon exercise or conversion of any Options or Convertible Securities as of the closing of the Organic Change transaction, in each case to the extent such Options and Convertible Securities are exercisable and "in the money" as of the closing of the Organic Change transaction and in each case calculated as of the closing of the Organic Change Transaction. For purposes of this paragraph, "price per Membership Unit paid" means all cash and other property, if any, payable to any Holder in connection with such transaction, and includes all amounts payable over time, all contingent payments, all fees and all other amounts. An Electing Holder may deliver the Company all or any portion of the Warrant (rather than Units) held by such Holder in satisfaction of the sale of such Holder's Warrant Units hereunder, in which event the Put Price will be reduced by the aggregate Exercise Price of the Warrant(s) so delivered.

         Section 7.  CALL ARRANGEMENT.

                  (i) At any time after the Company proposes to repay the Obligations in full (and is willing and able to repay the Obligations simultaneously with or prior to the Call Closing), the Company will have the right to purchase (the "CALL") all but not less than all of the Warrant Units then in existence at the Call Price and on the other terms and conditions set forth in this SECTION 7 by giving written notice thereof (the "CALL NOTICE") to all Holders of Warrant Units. The Company will pay the Call Price to Holders of Warrant Units pro rata according to the number of Warrant Units held or issuable upon exercise of outstanding Warrants. A Call Notice will state the time and place at which the Company will repurchase such Warrant Units (which shall in no event be later than 90 days following delivery of the Call Notice) (the "CALL CLOSING"), the aggregate number of Warrant Units then in existence and the number of Warrant Units to be repurchased from such Holder. The delivery of a Call Notice shall constitute an irrevocable offer by the Company to purchase the Warrant Units for the Call Price at the time and place stated in the Notice.

                 (ii) Upon delivery of the Call Notice (the date of such delivery also being the "DELIVERY DATE"), the Company and the Majority Holders shall promptly (and in any event within 10 days after the delivery of the Call Notice) meet for the purpose of determining the Call Price. Promptly upon determination of the Call Price and in no event less than 15 days prior to the date of the Call Closing, the Company will notify all Holders of Warrant Units thereof.

                (iii) At the Call Closing, the Company will be obligated to purchase all Warrant Units then in existence. At the Call Closing, provided that the Company has paid or is simultaneously repaying the Obligations in full in cash, each Holder of Warrant Units shall deliver to the Company certificates (or other evidence of ownership) representing the Warrant Units or the Warrant(s) held by each such Holder and the Company shall deliver to each such Holder the product of (x) the Call Price (subject to adjustment pursuant to the next sentence) multiplied by (y) the number of Warrant Units owned by such Holder by cashier's or certified check payable to such Holder or by wire transfer of immediately available funds to an account designated by such Holder. A Holder of Warrant(s) may deliver to the Company the Warrant(s) (rather than Units) held by such Holder in satisfaction of its obligations hereunder, in which event the Call Price will be reduced by the aggregate Exercise Price of the Warrant(s) so delivered. In the event that the Company is unable or fails for any reason to consummate the purchase of all Warrant Units then in existence for cash on the terms and within the time periods set forth herein, or fails to repay the Obligations in full in cash simultaneously with or prior to the Call Closing, the Company's Call rights under this SECTION 7 will automatically terminate.

                 (iv) ADJUSTMENT EVENTS. If within the 12-month period following the consummation of a repurchase of the Warrant Units pursuant to a Call, the Company or any of its Subsidiaries or equity Holders consummates (i) a Public Offering, (ii) an Organic Change or (iii) an issuance or sale of 20% or more of the Membership Interests (on a fully diluted basis) or consolidated assets of the Company as part of a single sale or series of sales (each such event being referred to as an "ADJUSTMENT EVENT"), then the Company shall pay to each former Holder (as of the time of repurchase pursuant to the Call) of Warrant Units for each Warrant Membership Interest previously owned by such Holder and repurchased by the Company pursuant to the Call the excess of (A) the highest price per unit paid or payable in connection with the Adjustment Event (less underwriting discounts and commissions, in the case of a Public Offering), PLUS the fair market value per unit of all distributions declared or paid by the Company to the Holders of its Membership Interests after the Call Closing to and including the date of such Adjustment Event, OVER (B) 100% of the Call Price per share. Such payment shall be made by certified or cashier's check or wire transfer of funds to each such Holder simultaneously with the consummation of any such transaction.

                  (v) The Company's right to exercise the Call hereunder will terminate upon the tenth anniversary of the Date of Conversion.

         Section 8. DEFINITIONS. The following terms have the meanings set forth below:

                  "AFFILIATE" means any person or entity who is a Holder of Membership Interest of the Company ("CURRENT MEMBER") and any other person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Current Member. The term "control" as used in the immediately preceding sentence shall mean with respect to a corporation or a limited liability company the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the controlled corporation or limited liability company and with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled entity.

                  "CALL PRICE" means, with respect to any Warrant Unit, the Put Price with respect to such units, calculated as if the date of delivery of the Call Notice is the "Delivery Date" as used in the definition of Put Price. The expenses of determining the Call Price shall be borne by the Company.

                  "CONVERTIBLE SECURITIES" means any stock or securities (directly or indirectly) convertible into or exchangeable for Membership Interests.

                  "CURRENT MEMBERS" shall mean any person or entity who holds Common Units of the Company as of the date or time on which Current Members are determined for any purpose under this Agreement.

                  "DATE OF CONVERSION" means the date of conversion of the revolving credit arrangement pursuant to the Credit Agreement into a term loan pursuant to the provisions thereof.

               "FAIR MARKET VALUE" means the fair market value of the Company's entire common equity, on a fully-diluted basis, determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value without giving effect to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person's holdings of such security, any minority interest or any voting rights thereof or lack thereof, PLUS (to the extent not otherwise taken into consideration in the determination of fair market value of the Company's entire common equity) the aggregate amount of cash or property payable or to be surrendered to the Company upon exercise or conversion of Options and Convertible Securities and the principal amount of any debt constituting Convertible Securities which are included in the denominator pursuant to clause
(ii) of the definition of "Put Price." The Company and the Electing Holders representing a majority of the Put Units or, in the case of the Call, the Majority Warrant Holders (each referred to as the "MAJORITY HOLDERS"), will use reasonable efforts to determine Fair Market Value, but if such parties are unable to agree on Fair Market Value within 10 days after meeting for the purpose of determining the Fair Market Value, the Company and the Majority Holders shall, within 20 days after the Delivery Date, mutually select an appraiser to make a determination of the Fair Market Value (who shall make such determination within 30 days after selection); provided that if the parties are unable to agree upon the selection of an appraiser within such 20-day period, the Fair Market Value shall be determined as follows: the Company and the Majority Holders, as applicable, shall, within 5 days after their failure to agree upon the selection of an appraiser, each select their own appraiser to determine the "Fair Market Value." Each such appraiser shall make a determination of the "Fair Market Value" within 30 days after the date of selection. If the "Fair Market Value" as determined by one appraiser is within 10% of the "Fair Market Value" determined by the other appraiser, then the Fair Market Value shall be the average of the "Fair Market Values" determined by the two appraisers. If the "Fair Market Value" determined by one appraiser is not within 10% of the "Fair Market Value" of the other appraiser, then such two appraisers shall promptly select a third appraiser, which appraiser shall make a determination of the "Fair Market Value" as promptly as possible but, in any event, within 75 days after the Delivery Date, and the Fair Market Value shall be the median of the "Fair Market Values" determined by the three appraisers. The determination of the Fair Market Value pursuant to the preceding sentences shall be final and binding upon the Company and all Electing Holders, as applicable. The Company will pay the cost of the first appraiser designated pursuant to these procedures. Holder will pay the cost of any second appraiser required to be designated pursuant to these procedures, and Holder and Purchaser will split the cost of any third appraiser required to be designated pursuant to these procedures.

               "MAJORITY HOLDERS" means the Holders of Warrants representing the right to purchase a majority of the Warrant Units.

               "MARKET PRICE" means as to any security (other than the Warrants) the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed or quoted, including for this purpose, The Nasdaq Stock Market, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "MARKET PRICE" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on The Nasdaq Stock Market or the domestic over-the-counter market, the "MARKET PRICE" shall be the fair value thereof (taking into account, in the case of a determination of the Market Price of Membership Interests, any outstanding Options and Convertible

Securities) determined based on the Fair Market Value of the Company (determined in accordance with the definition of "Fair Market Value" set forth herein). Any determination of Market Price of a security will be made without giving effect to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person's holdings of such security, any minority interest or any voting rights thereof or lack thereof. The "MARKET PRICE" of a Warrant means the excess of (i) the Market Price of the Units obtainable upon exercise thereof over (ii) the aggregate exercise price of the Units issuable in connection with such exercise.

               "MEMBERSHIP UNITS" means, collectively, the Company's Common Units of membership interests and any membership interests of any class of the Company hereafter created which is not limited to a fixed sum or percentage of stated value in respect of the rights of the Holders thereof to participate in distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

               "MEMBERSHIP UNITS DEEMED OUTSTANDING" means, at any given time and from time to time, the number of Membership Interests actually outstanding at such time, plus the maximum number of Membership Units deemed to be outstanding pursuant to SECTIONS 2B(i) and 2B(ii), issuable upon exercise, conversion or exchange of any outstanding Options or Convertible Securities, in each case regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Membership Interests issuable upon exercise of the Warrants.

               "NOTE(S)" equals that certain Term Note made and issued by the Company to Purchaser pursuant to the Credit Agreement.

               "OBLIGATIONS" means the liability for principal, interest and other amounts due and payable by the Company to the Purchaser pursuant to the Credit Agreement.

               "OPERATING AGREEMENT" means that Amended and Restated
Operating Agreement for VIA Wireless LLC made as of April, 2000, as amended and restated from time to time.

               "OPTIONS" means any rights or options to subscribe for or purchase Membership Units.

               "PERSON" shall mean any individual, partnership, corporation, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

               "PUBLIC OFFERING" means the consummation of an underwritten public offering pursuant to an effective registration statement filed by the Company (or any successor entity to the Company) with the Securities and Exchange Commission under the Securities Act with respect to common equity of the Company (or any successor entity to the Company).

               "PUT PRICE" shall equal, with respect to each Warrant Unit, the quotient obtained by dividing (i) the Fair Market Value of the Company as of the Delivery Date BY (ii) the sum of the total number of Membership Units outstanding as of the Delivery Date PLUS the number of Membership Units issuable upon exercise or conversion of any Options or Convertible Securities as of the Delivery Date, in each case only to the extent such Options and Convertible Securities are exercisable and "in-the-money" on the Delivery Date and in each case calculated as of the Delivery Date. The expenses of determining the Put Price shall be borne by the Company.

               "SENIOR DEBT" shall mean any bona fide third-party debt of the Company outstanding at the time.

         Section 9. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as an equity holder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Units, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Units acquirable by exercise hereof or as an equity holder of the Company.

         Section 10. TRANSFERS SUBJECT TO OPERATING AGREEMENT. The transfer of this Warrant and any Warrant Unit is subject to the provisions of the Operating Agreement, including the provisions of Article 10 thereof regarding transfer and assignment of interests. Holder agrees that Holder is subject to all of the terms and conditions of the Operating Agreement with respect to any Warrant Units purchased upon exercise hereof. Holder further agrees that this Warrant and any Warrant Unit may be transferred (subject to the provisions of the Operating Agreement) only in connection with the transfer of all of the rights under the Note and the Credit Agreement.

         Section 11. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver, in lieu thereof, a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 12. NOTICES. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Holder of this Warrant, at such Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Holder).

         Section 13. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Warrant Holders; provided that no such action may change the Exercise Price of the Warrants or the number of units or class of membership interests obtainable upon exercise of each Warrant without the written consent of the Holders of Warrants representing at least 50.1% of the Warrant Units obtainable upon exercise of the Warrants.

         Section 14. GOVERNING LAW. THE LAWS OF THE STATE OF CALIFORNIA SHALL GOVERN ANY QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION.

         Section 15. JOINDER AGREEMENT. Contemporaneously with the issuance of this Warrant on the date hereof, each party to the Operating Agreement and any other holder of Membership Units has executed the Joinder Agreement (the "Joinder Agreement") attached as Exhibit III. The Company agrees that, prior to the earlier of the termination of the Exercise Period or the exercise in full of all Warrants exercisable hereunder, (i) any additional holder of Membership Units (other than a Holder) shall execute a Joinder Agreement contemporaneously with the issuance to or transfer of Membership Units to such holder; and (ii) any Person who becomes a party to the Operating Agreement after the date hereof (other than a Holder) shall contemporaneously therewith execute a Joinder Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this MEMBERSHIP INTEREST PURCHASE WARRANT AND REPURCHASE AGREEMENT as of the date first set forth above.

                                   VIA WIRELESS, LLC

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:

                                   UBIQUITEL OPERATING COMPANY

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:













                      [SIGNATURE PAGE TO WARRANT AGREEMENT]

                                    EXHIBIT I

                                 EXERCISE NOTICE


To:
   -----------------
Dated:
      --------------


                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-1), hereby agrees to subscribe for the purchase of ______Units covered by such Warrant and makes payment herewith in full therefor at the price per unit provided by such Warrant.


                                             Signature
                                                      -------------------------
                                             Address
                                                     --------------------------

                                   EXHIBIT II

                                   ASSIGNMENT


         FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of the Units covered thereby set forth below, unto:

Names of Assignee                                            No. of Membership
                                 Address                     Interests
                                 -------                     ---------



Dated:                                Signature
      --------------------                      -------------------------

                                                -------------------------
                                       Witness
                                                -------------------------

                                   EXHIBIT III

                                JOINDER AGREEMENT

         This Joinder Agreement (the "Joinder Agreement") is made as of this ____ day of February __, 2001 by the undersigned Members of VIA Wireless, LLC, a California limited liability company (the "Company") for the purposes of acknowledging the issuance of the Membership Interest Purchase Warrant and Repurchase Agreement (the "Warrant") to UbiquiTel Operating Company for the purchase of Common Units of Membership Interests of the Company and agreeing to be bound by certain terms and conditions of such Warrant. All capitalized terms used but not defined herein shall have the meaning given such terms in that certain Amended and Restated Operating Agreement for the Company, dated April, 2000 (the "Operating Agreement").

         The undersigned, by execution and delivery of this Joinder Agreement, hereby acknowledges, ratifies, and approves the issuance of the Warrant to UbiquiTel Operating Company The undersigned further agrees to become a party to, and be bound by, the terms, conditions, rights and obligations of the Warrant with respect to Section 4 "Tag-Along Rights" and Section 5 "Drag Along Rights." The undersigned further agrees to take all actions necessary to approve and/or execute and deliver in a timely fashion any and all additional documents necessary or desirable to effectuate the purposes of this Joinder Agreement and the Warrant.

         This Joinder Agreement and the Warrant represents the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any provisions in the Operating Agreement to the contrary. This Joinder Agreement may not be amended, waived, discharged or terminated except upon termination of the Warrant pursuant to its terms, or by written agreement executed by the parties sought to be bound.








                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned have executed this JOINDER AGREEMENT as of the date first set forth above.

Date:
     ----------------------------


                                   CENTRAL VALLEY CELLULAR, INC.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                   PINNACLES PCS, INC.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                   THE PONDEROSA TELEPHONE CO.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                   PERSONAL COMMUNICATIONS SERVICE, INC.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                   KERMAN COMMUNICATION TECHNOLOGIES, INC.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


                                   DELMAR WILLIAMS & ASSOCIATES, L.P.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:



                      [SIGNATURE PAGE TO JOINDER AGREEMENT]